Exhibit 99.1

Butterfly Network Reports First Quarter 2026 Financial Results
Delivered Revenue Above Consensus and Beat Adjusted EBITDA Guidance
•Reaffirmed full year Revenue and Adjusted EBITDA Guidance
•Delivered quarterly Revenue of $26.5 million in Q1, representing 25% YoY growth.
•Delivered 69% Gross Margin up 600 bps and Adjusted EBITDA of ($6.1M) up 32% YoY
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a pioneer and leader in semiconductor-based ultrasound devices, programmable cloud software and AI, today announced financial results for the first quarter ended March 31, 2026, and provided a business update.
Joseph DeVivo, Butterfly’s President, Chief Executive Officer and Chairman commented, “Butterfly opened the year with another strong quarter, coming in above consensus with 25% revenue growth and continued gross margin improvement. We are executing with discipline while continuing to invest in the vast opportunity ahead.”
DeVivo continued, “Our business is starting to come together around three growth engines. Point-of-care ultrasound is scaling globally. Home & Community Care is extending that capability into the patient environment. And Butterfly Embedded is expanding our technology beyond medical ultrasound into new modalities. These are not separate opportunities. They are all part of the same Butterfly platform, a single system that is beginning to work together and compound over time. We are still early, but the direction is clear, and we are building with focus and discipline to drive long-term growth.”
Recent Operational and Strategic Highlights:
•Gestational Age AI Tool: Received FDA clearance and initiated rollout of blind-sweep AI tool for rapid fetal age estimation across U.S. and global health markets.
•Butterfly Garden Ecosystem: Added two new partners, bringing the portfolio total to 30, while continuing to progress toward additional commercial-ready applications.
•Compass AI™ and Enterprise Momentum: Closed first enterprise deal of the year and drove significant growth in the software pipeline since launching the next generation Compass AI solution.
•Global Market Expansion: Advancing entry into new markets across the Americas and Asia, including high-growth regions such as Brazil, with iQ3 expansion in multiple countries.
•Home & Community Care: Progressing toward first commercial agreement in the first half of 2026, with initial statewide deployment expected in the third quarter.
•Butterfly Embedded™: Signed ninth company to the portfolio as of April 2026 and made meaningful development progress with existing partners.
•Apollo Platform Development: Continued advancement of next-generation semiconductor architecture designed to significantly increase data processing and compute performance.
Three Months Ended March 31, 2026 Financial Results
Revenue: Total revenue was $26.5 million, representing growth of 25% from $21.2 million in the first quarter of 2025. U.S. revenue was $21.4 million, up 25% from prior year, primarily driven by revenue from our Butterfly Embedded™ partnerships, including our co-development partnership with Midjourney. International revenue increased 23% year-over-year to $5.2 million, largely resulting from increased probe sales in the current year to our distribution partners. Both our U.S. and international revenue also benefited from favorable shifts in our product sales mix towards our higher-priced iQ3 probes.
Gross margin: Gross profit was $18.3 million versus gross profit of $13.4 million in the prior year period. Gross margin increased to 68.9% compared to 63.0% in the prior year period. This increase was primarily due to the relatively higher margin return on our Butterfly Embedded™ licensing revenue, as compared to our core business offerings, as well as a reduction in software amortization costs for our historic software development investments.
Operating expenses: Operating expenses were $32.2 million, up 1% from $31.8 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $26.2 million, compared to $24.9 million in the first quarter of 2025, largely reflecting increased headcount in the current year from investments we've made in our internal capabilities throughout the past 12 months to support revenue growth as well as higher professional services costs.
Net loss: Net loss was $12.7 million, compared to $14.0 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $6.1 million, compared to $9.1 million in the prior year period.
EPS: EPS was $(0.05), compared to $(0.06) in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.03), compared to $(0.04) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $138.0 million as of March 31, 2026.
Guidance
Reaffirmed revenue guidance and adjusted EBITDA guidance for the Fiscal Year 2026:
•Revenue of $117 million to $121 million, or approximately 20% to 24% growth
•Adjusted EBITDA loss of $21 million to $25 million
Provided revenue guidance and adjusted EBITDA guidance for the 2nd Quarter of 2026:
•Revenue of $27 million to $31 million, or approximately 24% growth year-over-year at the midpoint
•Adjusted EBITDA loss of $6 million to $8 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS for the three months ended March 31, 2026, and 2025 are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Conference Call
A conference call and webcast to discuss first quarter 2026 financial performance and operational progress is scheduled for 8:00 am ET on April 30, 2026. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
United States (Local): +1 646 844 6383
United States (Toll-Free): +1 833 470 1428
Global Dial-In Numbers: https://www.netroadshow.com/events/global-numbers?confId=95124

Access Code: 144243

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until May 7, 2026, by dialing:

United States (Local): +1 929 458 6194
United States (Toll-Free): +1 866 813 9403
Access Code: 762967
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with

GAAP. In this press release, we have provided reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, revenue growth, future performance of our ultrasound business and Embedded opportunities (inclusive of co-development, revenue share/commercialization revenue, chip purchases, and/or chip licensing opportunities through the Embedded program), commercialization and plans to deploy our products and services, including expectations regarding the launches of our Compass AI software, Gestational Age AI Tool, our P5 and Apollo chips and fourth-generation technology, finalizing our first commercial Butterfly Home and Community Care agreement, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, as applicable, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; the success, cost, and timing of our efforts to out-license our intellectual property to third parties; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; our ability to maintain the listing of our Class A common stock on the New York Stock Exchange; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:
Investors
John Doherty
Chief Financial Officer, Butterfly
investors@butterflynetwork.com
Media
Liz Snyder
Director, PR & Communications, Butterfly
media@butterflynetinc.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Revenue:
Product	$14,653	$14,164
Software and other services	11,877	7,061
Total revenue	26,530	21,225
Cost of revenue:
Product	6,355	5,824
Software and other services	1,890	2,021
Total cost of revenue	8,245	7,845
Gross profit	18,285	13,380
Operating expenses:
Research and development	9,538	9,924
Sales and marketing	11,417	11,620
General and administrative	10,818	9,600
Other	385	704
Total operating expenses	32,158	31,848
Loss from operations	(13,873)	(18,468)
Interest income	1,186	1,651
Interest expense	(279)	(347)
Change in fair value of warrant liabilities	413	826
Other income (expense), net	(124)	2,378
Loss before provision for income taxes	(12,677)	(13,960)
Provision for income taxes	—	7
Net loss and comprehensive loss	$(12,677)	$(13,967)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.05)	$(0.06)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	256,516,256	234,923,536

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$137,954	$150,489
Accounts receivable, net of allowance for credit losses of $1,180 and $1,389 at March 31, 2026 and December 31, 2025, respectively	25,210	26,744
Inventories	59,304	61,389
Current portion of vendor advances	2,908	2,063
Prepaid expenses and other current assets	14,413	8,418
Total current assets	239,789	249,103
Property and equipment, net	16,113	16,587
Intangible assets, net	7,166	7,516
Non-current portion of vendor advances	4,970	5,008
Operating lease assets	12,233	12,652
Other non-current assets	5,651	5,667
Total assets	$285,922	$296,533
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,817	$5,442
Deferred revenue, current	22,659	26,909
Accrued purchase commitments, current	131	131
Warrant liabilities, current	—	413
Accrued expenses and other current liabilities	33,973	32,222
Total current liabilities	59,580	65,117
Deferred revenue, non-current	9,631	9,391
Operating lease liabilities	17,017	17,721
Other non-current liabilities	8,472	8,325
Total liabilities	94,700	100,554
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at March 31, 2026 and December 31, 2025; 234,777,441 and 227,318,426 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	23	23
Class B common stock $.0001 par value; 27,000,000 shares authorized at March 31, 2026 and December 31, 2025; 26,426,937 shares issued and outstanding at March 31, 2026 and December 31, 2025	3	3
Additional paid-in capital	1,083,067	1,075,147
Accumulated deficit	(891,871)	(879,194)
Total stockholders’ equity	191,222	195,979
Total liabilities and stockholders’ equity	$285,922	$296,533

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(12,677)	$(13,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	1,811	2,360
Non-cash interest expense	280	346
Write-down of inventories	—	52
Stock-based compensation expense	5,542	6,284
Change in fair value of warrant liabilities	(413)	(826)
Other	137	56
Changes in operating assets and liabilities:
Accounts receivable	1,409	857
Inventories	2,085	1,423
Prepaid expenses and other assets	(5,979)	(570)
Vendor advances	(807)	29
Accounts payable	(2,643)	(1,970)
Deferred revenue	(4,010)	(470)
Change in operating lease assets and liabilities	(222)	(201)
Accrued expenses and other liabilities	1,593	(5,080)
Net cash used in operating activities	(13,894)	(11,677)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(950)	(353)
Net cash used in investing activities	(950)	(353)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,309	133
Net proceeds from share offering	—	81,109
Payments to tax authorities for restricted stock units withheld	—	(2,775)
Net cash provided by financing activities	2,309	78,467
Net increase (decrease) in cash, cash equivalents, and restricted cash	(12,535)	66,437
Cash, cash equivalents, and restricted cash, beginning of period	154,504	92,790
Cash, cash equivalents, and restricted cash, end of period	$141,969	$159,227

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$26,530	$21,225
Cost of revenue	8,245	7,845
Gross profit	$18,285	$13,380

Gross margin	68.9%	63.0%

Add:
Write-downs and write-offs of inventories	—	52
Adjusted gross profit	$18,285	$13,432

Adjusted gross margin	68.9%	63.3%

Depreciation and amortization	$790	$1,402
% of revenue	3.0%	6.6%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended March 31,
		2026	2025
Net loss	Net loss	$(12,677)	$(13,967)
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	5,542	6,284
Write-downs and write-offs of inventories	Cost of revenue	—	52
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(413)	(826)
Other	Other	385	704
Other expense (income), net	Other income (expense), net	124	(2,378)
Adjusted net loss		(7,039)	(10,131)
Interest income	Interest income	(1,186)	(1,651)
Interest expense	Interest expense	279	347
Provision for income taxes	Provision for income taxes	—	7
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	1,811	2,360
Adjusted EBITDA		$(6,135)	$(9,068)

EPS	Net loss per common share	$(0.05)	$(0.06)
Adjusted EPS		$(0.03)	$(0.04)
Weighted average shares used to compute EPS and adjusted EPS	Weighted-average shares used to compute net loss per share	256,516,256	234,923,536